Exhibit 10.10

ADDENDUM #1

THE FRONTING AND ADMINISTRATION AGREEMENT

made between

OMEGA GENERAL INSURANCE COMPANY

(hereinafter referred to as the "Omega")

and

WYNDHAM INSURANCE COMPANY (SAC) LIMITED,

in respect of its Segregated Account AX (hereinafter referred to as the "Wyndham")

WHEREAS Omega and Wyndham entered into a Fronting and Administration Agreement effective January 1, 2015 (the "Agreement"); and,

WHEREAS the Parties wish to amend the Agreement.

In consideration of the covenants and agreements contained herein and for other good and valuable consideration, receipt and sufficiency of which is acknowledged, the parties agree as follows:
Amendment of Section 9 - Term
The last paragraph of Section 9 of the Agreement is hereby deleted in its entirety, and the following shall be substituted in its place:

"Except as provided in Section 10 and 11, as of the date of this Amendment this Agreement will run through December 31, 2025 and, thereafter, this Agreement shall be automatically renewed for additional one (1) calendar year terms provided that any party may terminate this Agreement for a subsequent calendar year beginning after December 31, 2025 by providing one (1) year advance written notice."

Counterparts
This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Ratification of Agreement
Except as expressly amended by this Amendment, the terms and conditions of the Agreement remain in full force and effect and are hereby ratified by the Parties.

For the Reinsured, OMEGA GENERAL INSURANCE COMPANY

/s/ Bruno Primerano
By: Bruno Primerano, Chief Financial Officer
SIGNED this 28th day of December, 2023;

For the Reinsurer, WYNDHAM INSURANCE COMPANY (SAC) LIMITED, in respect of its segregated account AX

/s/ Jeffrey DeSilva
By: Jeffrey DeSilva, Director

SIGNED this 2nd day of January, 2024;